Exhibit 99.1

BioTime’s CEO, Dr. Michael West to Moderate Session on Mapping the Cellular Basis of Life at the 2013 World Stem Cell Summit

ALAMEDA, Calif.--(BUSINESS WIRE)--December 4, 2013--BioTime, Inc. (NYSE MKT: BTX) and subsidiary, LifeMap Sciences, announced that BioTime’s CEO, Dr. Michael West will lead a session titled “From Mapping the Genome to Mapping the Embryome: The Urgent Need for an International Initiative” today at the 2013 World Stem Cell Summit in San Diego, California. The session will include world leaders in stem cell biology discussing how major advances in stem cell science and human health could be achieved by databasing the cellular components of the human body. In addition to Dr. West, Dr. Ronit Shtrichman, Technical Vice President of BioTime’s Israeli subsidiary LifeMap Sciences Ltd., will give a presentation titled “LifeMap Discovery™: An online database, integrating molecular and cellular information on embryonic development to improve stem cell research.” LifeMap Discovery™ is a novel platform that links embryology, molecular and stem cell research in one location and is currently available to scientists worldwide at http://discovery.lifemapsc.com. Dr. West’s slide presentation will be made available on BioTime’s website at www.biotimeinc.com.

According to Dr. West, “The opportunity presented by pluripotents stem cells to manufacture for the first time in the history of medicine all of the cellular components of the human body on an industrial scale is at once both opportunity and challenge. The opportunity is to build a new and emerging field we call 'regenerative medicine' in which many currently incurable diseases are treated with cells capable of regenerating tissues afflicted with disease. The challenge relates to the complexity of the cell types in the body and our ability to manufacture products with precisely-defined compositions for human clinical use. BioTime’s PureStem™ technology which facilitates the industrial scale up of defined cell types as well as the growing international initiative to map all of the cellular building blocks of human life together may speed the applications of these discoveries into life-saving therapies.”

“Having access to information at a genetic level of the transient embryonic progenitor cells that exist in a developing embryo holds great promise to solving many perplexing problems that exist in stem cell biology. Many of these progenitor cells are unique and undescribed in current scientific literature. Our work with PureStem™ embryonic progenitors has shown them to be potentially superior to pluripotent and adult stem cells for use in treating chronic degenerative diseases. Consolidated and annotated data describing the characteristics of these progenitor cells in the mammalian embryo, such as the mouse, at the cellular and gene expression level, would be a valuable resource to all stem cell scientists,” says Jeffrey Janus, CEO of BioTime’s ESI BIO subsidiary.

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its Integrated Biomedical Knowledgebase and discovery platform for biomedical research, which currently includes GeneCards®: the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap’s products are used in many institutions including academia, research hospitals, patent offices, and leading biotechnology and pharmaceutical companies. LifeMap is also engaged in therapeutics discovery, utilizing LifeMap’s proprietary platform to aid in the development of products for the treatment of degenerative diseases, including utilizing BioTime’s proprietary, PureStem™ human progenitor cell lines. In addition to its currently marketed products, LifeMap is pursuing several new internet and informatics products with substantial rapid revenue growth potential, leveraging its existing products and their large user base.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  Asterias Biotherapeutics, Inc. is a newly formed subsidiary whose first acquisition was the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

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Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Lesley Stolz, 510-521-3390 ext. 367
Executive Vice President Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com